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                                                                    EXHIBIT 10.5


                           ARTICLES OF SHARE EXCHANGE

                                     BETWEEN

                               PF MANAGEMENT, INC.

                                       AND

                               PIERRE FOODS, INC.


         Pursuant to Section 55-11-05 of the General Statutes of North Carolina, PF Management, Inc., a corporation organized under the laws of the State of North Carolina, hereby submits these Articles of Share Exchange for the purpose of acquiring all of the outstanding shares of common stock, no par value, of Pierre Foods, Inc., a corporation organized under the law of the State of North Carolina .

         I. The Plan of Share Exchange that was duly adopted by the board of directors of each of the corporations participating in the exchange and that was approved by the shareholders of Pierre Foods, Inc. in the manner prescribed by Chapter 55 of the General Statutes of North Carolina is as follows:

                             Plan of Share Exchange

            A. Corporations Participating in Share Exchange.

                  PF Management, Inc. (the "Acquiror") will acquire all of the outstanding shares of Pierre Foods, Inc. (the "Company") pursuant to the terms and conditions of this Plan.

            B. Exchange of Shares.

                  At the effective time of the share exchange (the "Effective Time"), the shares of the corporations participating in the share exchange shall be exchanged as follows:

                           1. Acquiror. The outstanding shares of the Acquiror
                  will not be exchanged or altered in any manner as a result of the share exchange and will remain outstanding as shares of the Acquiror.

                           2. The Company. Each outstanding share of the
                  Company, except those already owned by the Acquiror, will be exchanged for and become the right to receive from the Acquiror $2.50 in cash per share and each such share shall be cancelled.

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                           3. Surrender of Share Certificates. Each holder of a
                  certificate representing shares of the Company to be exchanged under this Plan will be entitled, upon presentation and surrender to the Acquiror of such certificate, to receive in exchange therefor the consideration described in paragraph 2 of this Plan. Until so surrendered, each outstanding certificate that prior to the Effective Time represented shares of the Company will be deemed for all purposes to evidence ownership of the consideration to be issued for such shares.

            C. Abandonment.

                  After the approval of this Plan by the shareholders of the Company, and at any time prior to the exchange becoming effective, the board of directors of the Acquiror may, in its discretion, abandon the share exchange.

         II. Approval by the shareholders of the undersigned Acquiror was not required.

         III. The share exchange will become effective upon filing by the Secretary of State of North Carolina.

         This the 26th day of July, 2002.


                                             PF MANAGEMENT, INC.


                                             By: /s/ David R. Clark
                                                 -------------------------------
                                                 David R. Clark
                                                 President